FIFTH EDITION 2012 (4)

AGREEMENT TO LEASE

This form is approved by Auckland District Law Society Inc and the Real Estate Institute of New Zealand Inc

GENERAL address of the premises:
8 Airpark Drive, Auckland

DATE: 11 September 2018

LANDLORD: Airpark Nominees Limited

TENANT: Bendon Limited

~~**GUARANTOR:**~~

THE LANDLORD agrees to grant and the Tenant agrees to take a lease of the premises and the carparks (if any) described in the First Schedule together with the right to use the common areas of the property for the term from the commencement date and at the annual rent (subject to review if applicable) as set out in the First Schedule.

THE LANDLORD AND TENANT agree

(1) as set out in the First, Second and Third Schedules

(2) that the Landlord's fixtures, fittings and chattels contained in the premises are those described in the Fourth Schedule.

~~**THE GUARANTOR** (and if more than one jointly and severally), in consideration of the Landlord entering into this Agreement at the Guarantor's request, agrees with the Landlord to guarantee to the Landlord the obligations of the Tenant and to sign the Lease as a guarantor.~~

SIGNED by the Landlord:

Director / Trustee / Authorised Signatory / Attorney*
Delete the options that do not apply
If no option is deleted, the signatory is signing in their personal capacity

SIGNED by the Tenant:

X [signature]
Director / Trustee / Authorised Signatory / Attorney*
Delete the options that do not apply
If no option is deleted, the signatory is signing in their personal capacity

~~**SIGNED** by the Guarantor:~~

Director / Trustee / Authorised Signatory / Attorney*
Delete the options that do not apply
If no option is deleted, the signatory is signing in their personal capacity

*If this agreement is signed under:

(i) a Power of Attorney – please attach a **Certificate of non-revocation** (available from ADLS: 4098WFP or REINZ); or

(ii) an Enduring Power of Attorney – please attach a **Certificate of non-revocation and non-suspension of the enduring power of attorney** (available from ADLS: 4997WFP or REINZ).

Also insert the following wording for the Attorney's Signature above:
Signed by [full name of the donor] by his or her Attorney [attorney's signature].

WARNINGS *(These warnings do not form part of this contract)*

1. This contract is binding on all parties upon signing. All parties should seek legal advice **before signing.**
2. Before signing this contract the Tenant should make sure that the status of the property under the Resource Management Act 1991 is satisfactory for the Tenant's intended use of it.
3. The parties should agree upon and record the Landlord's fixtures, fittings and chattels and their condition in the Fourth Schedule.
4. The parties are advised to insert a clause requiring inclusion of a report of the condition of the premises as at the commencement of the lease.

FIRST SCHEDULE

1. **PREMISES:** 700m2 more or less being part of the office building together with a non-exclusive right to use both the area marked as Courtyard 2 (as shown for identification purposes only on the Premises Plan attached as Appendix 2) and the Amenities, Kitchen and Computer Service Room within the office building at 8 Airpark Drive, Auckland (being part of the land currently comprised in Computer Freehold Register 120946)

2. **CAR PARKS:** 40 carparks (in locations as indicated by the Landlord from time to time)

3. **TERM:** Six (6) years and five (5) months

4. **COMMENCEMENT DATE:** 1 May 2018

5. **RIGHTS OF RENEWAL:** N/A

6. **RENEWAL DATES:** N/A

7. **FINAL EXPIRY DATE:** 30 September 2024

8. **ANNUAL RENT:** (Subject to review if applicable)

Premises	$175,000.00	plus GST	(the Premises rent is based on the Annual Rent being calculated at $250/m2 - final Annual Rent payable subject to final measure of the Premises)
Car Parks	$41,600.00	plus GST	
TOTAL	$216,600.00	plus GST	

9. **DEPOSIT:** (advance rent) $N/A plus GST

10. **RENT REVIEW DATES:** (Specify review type and insert dates for initial term, renewal dates and renewal terms. Unless dates are specified there will be no reviews. Where there is a conflict in dates, the market rent review date will apply.)

Fixed
1. ~~Market rent review dates:~~ On each anniversary of the Commencement Date the Annual Rent will be subject to a fixed increase of 2.5%
2. ~~CPI rent review dates:~~

11. **DEFAULT INTEREST RATE:** (subclause 5.1 of the Lease) 14 % per annum

12. **BUSINESS USE:** (subclause 16.1 of the Lease) Offices

13.	**LANDLORD'S INSURANCE:** (subclause 23.1 of the Lease) (Delete or amend extent of cover as appropriate)	(1) Cover for the building against damage and destruction by fire, flood, explosion, lightning, storm, earthquake, and volcanic activity; on the following basis:
		(a) Full replacement and reinstatement (including loss damage or destruction of windows and other glass).
	(Delete either (a) or (b): if neither option is deleted, then option (a) applies)	~~OR~~
		~~(b) Indemnity to full insurable value (including loss damage or destruction of windows and other glass).~~
		~~(2) Cover for the following additional risks:~~
	(Delete option (i) and complete option (ii) if required. If option (i) is not deleted and option (ii) is completed then option (ii) applies)	~~(a) (i) 12 months~~ ~~OR~~ ~~(ii) ——— months~~ ~~indemnity in respect of consequential loss of rent and outgoings.~~
		~~(b) Loss damage or destruction of any of the Landlord's fixtures fittings and chattels.~~
		~~(c) Public liability.~~
14.	**NO ACCESS PERIOD:** (subclause 27.6 of the Lease) (Delete option (1) and complete option (2) if required. If option (1) is not deleted and option (2) is completed then option (2) applies)	(1) 9 months ~~OR~~ ~~(2)~~ ... A fair proportion
~~15.~~	~~PROPORTION OF OUTGOING: (subclause 3.1 of the Lease)~~	~~% which at commencement date is estimated to be $ ——— plus GST per annum~~
16.	**LIMITED LIABILITY TRUSTEE:**	See clause 17.1 of the further terms
17.	**OUTGOINGS:** (clause 3 of the Lease)	

(1) Rates or levies payable to any local or territorial authority.
(2) Charges for water, gas, electricity, telecommunications and other utilities or services, including line charges.
(3) Rubbish collection and recycling charges.
(4) New Zealand Fire Service charges and the maintenance charges in respect of all fire detection and fire fighting equipment.
(5) Any insurance excess (but not exceeding $2000) in respect of a claim and insurance premiums and related valuation fees.
(6) Service contract charges for air conditioning, lifts, other building services and security services.
(7) Cleaning, maintenance and repair charges including charges for repainting, decorative repairs and the maintenance and repair of building services to the extent that such charges do not comprise part of the cost of a service maintenance contract, but excluding charges for structural repairs to the building (minor repairs to the roof of the building shall not be a structural repair), repairs due to defects in design or construction, inherent defects in the building and renewal or replacement of building services.
(8) The provisioning of toilets and other shared facilities.
(9) The cost of maintenance of lawns, gardens and planted areas including plant hire and replacement, and the cost of repair of fences.
(10) Yard and carparking area maintenance and repair charges but excluding charges for repaving or resealing.
(11) Body Corporate charges for any insurance premiums under any insurance policy effected by the Body Corporate and related valuation fees and reasonable management administration expenses.
(12) Management expenses.
(13) The costs incurred and payable by the Landlord in supplying to the territorial authority a building warrant of fitness and obtaining reports as required by sections 108 and 110 of the Building Act 2004 but excluding the costs of upgrading or other work to make the building comply with the Building Act 2004.

SECOND SCHEDULE

DEFINITIONS, NOTICES AND INTERPRETATION

1.1 Definitions

(1) Unless the context requires a different interpretation, words and phrases not otherwise defined have the same meaning as in section 4 of the Property Law Act 2007 and the Lease.

(2) "Agreement" means this document including the front page, any further terms and any schedules and attachments.

(3) "Working day" means any day of the week other than:

(a) Saturday, Sunday, Waitangi Day, Good Friday, Easter Monday, Anzac Day, the Sovereign's Birthday, and Labour Day; and

(b) a day in the period commencing on the 24th day of December in any year and ending on the 5th day of January in the following year, both days inclusive; and

(c) the day observed as the anniversary of any province in which the premises are situated.

(4) A Working day shall be deemed to commence at 9.00 am and to terminate at 5.00 pm.

(5) Any act done pursuant to this agreement by a party after 5.00 pm on a Working day, or on a day which is not a Working day, shall be deemed to have been done at 9.00 am on the next succeeding Working day.

(6) Where two or more acts (including service of notice) done pursuant to this Agreement are deemed to have been done at the same time, they shall take effect in the order in which they would have taken effect but for subclause 1.1(5).

1.2 Notices

All notices must be in writing and must be served by one of the following means:

(1) In the case of a notice under sections 245 or 246 of the Property Law Act 2007 in the manner prescribed by section 353 of that Act; and

(2) In all other cases, unless otherwise required by sections 352 to 361 of the Property Law Act 2007:

(a) in the manner authorised by sections 354 to 361 of the Property Law Act 2007, or

(b) by personal delivery, or by posting by registered or ordinary mail, or by facsimile, or by email.

(3) In respect of the means of service, a notice is deemed to have been served:

(a) In the case of personal delivery, when received by the addressee.

(b) In the case of posting by mail, on the second working day following the date of posting to the addressee's last known address in New Zealand.

(c) In the case of facsimile transmission, when sent to the addressee's facsimile number.

(d) in the case of email, when acknowledged by the addressee orally or by return email or otherwise in writing except that return emails generated automatically shall not constitute an acknowledgement.

(4) In the case of a notice to be served on the Tenant, if the Landlord is unaware of the Tenant's last known address in New Zealand or the Tenant's facsimile number, any notice placed conspicuously on any part of the premises shall be deemed to have been served on the Tenant on the day on which it is affixed.

(5) A notice shall be valid if given by any director, general manager, lawyer or other authorised representative of the party giving the notice.

(6) Where two or more notices are deemed to have been served at the same time, they shall take effect in the order in which they would have been served but for subclause 1.1(5).

(7) Any period of notice required to be given under this agreement shall be computed by excluding the date of service.

1.3 Interpretation

(1) Headings are for information only and do not form part of this Agreement.

(2) The terms, conditions and covenants contained in this Agreement shall not merge insofar as they either have not been fulfilled at the time of the execution of the Lease or are not reflected in the Lease but shall remain in full force and effect.

1.4 If there is more than one Landlord or Tenant, the liability of the Landlords or the Tenants as the case may be is joint and several.

1.5 Where the Tenant executes this Agreement with provision for a nominee or on behalf of a company to be formed, the Tenant shall remain liable for all the obligations on the part of the Tenant hereunder until such time as the Tenant and the Guarantor have signed the Lease.

1.6 This agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Communication of execution of this agreement may be made by each party transmitting by facsimile or email to the other party or their respective agents a counterpart of this agreement executed by the party sending the facsimile or email.

DEPOSIT

2.1 The Tenant shall pay as a deposit an advance rental payment of the amount specified in the First Schedule. The deposit shall be payable to the Landlord or the Landlord's agent immediately upon execution of this Agreement by all parties and/or at such other time as is specified in this Agreement. The person to whom the deposit is paid shall hold it as a stakeholder until this Agreement is unconditional or is avoided.

2.2 The Landlord shall not be entitled to cancel this Agreement for non-payment of the deposit unless the Landlord has first given to the Tenant three working days' notice in writing of intention to cancel and the Tenant has failed within that time to remedy the default. No notice of cancellation shall be effective if the deposit has been paid before the notice of cancellation is served.

2.3 Without prejudice to any of the Landlord's rights or remedies, including any right to claim for additional expenses and damages, if the deposit or any portion thereof is not paid upon the due date for payment the Tenant shall pay to the Landlord interest at the default interest rate on the portion of the deposit so unpaid for the period from the due date for payment until payment. Unless a contrary intention appears on the front page or elsewhere in this agreement the default interest rate is equivalent to the interest rate charged by the Inland Revenue Department on unpaid tax under the Tax Administration Act 1994 during the period for which the default interest is payable, plus 5 per cent per annum.

LEASE PAYMENTS

3.1 The Tenant shall pay the annual rent by equal monthly payments in advance as from the commencement date specified in the First Schedule.

3.2 The Tenant shall pay the Goods and Services Tax payable by the Landlord in respect of the rent and other payments payable by the Tenant pursuant to the Lease.

3.3 In addition to the rent the Tenant shall pay the outgoings specified in the First Schedule and where any outgoing is not separately assessed in respect of the premises then the Tenant shall pay such proportion thereof as is specified in the First Schedule or if no proportion is specified then a fair proportion.

LEASE

4.1 The Tenant shall enter into a formal lease with the Landlord to be prepared by the Landlord's lawyer using the current Auckland District Law Society Inc Deed of Lease form amended in accordance with the provisions of this Agreement ("Lease"). Each party will pay their own costs of the negotiation and preparation of the Lease and any deed recording a rent review or renewal.

4.2 Unless otherwise set out in the Third Schedule, it is agreed that the Landlord's fixtures, fittings and chattels contained in the premises as more particularly described in the Fourth Schedule are in a good state of repair.

4.3 Notwithstanding that the Lease may not have been executed, the parties shall be bound by the terms, covenants and provisions contained in this Agreement and in the Lease as if the Lease had been duly executed.

DISPUTE RESOLUTION

5.1 Unless otherwise provided in this Agreement, if a party considers that there is a dispute in respect of any matters arising out of, or in connection with this Agreement, then that party shall immediately give notice to the other party setting out details of the dispute. The parties will endeavour in good faith to resolve the dispute between themselves within five (5) working days of the receipt of the notice, failing which the parties will endeavour in good faith within a further ten (10) working days to appoint a mediator and resolve the dispute, time being of the essence.

5.2 Neither party will commence legal proceedings against the other except for injunctive relief before following the procedure set out in subclause 5.1.

NO ASSIGNMENT

6.1 The Tenant shall not assign or agree to assign this Agreement or the Tenant's interest under this Agreement and the Tenant shall not register any caveat against the land in respect of its interest under this Agreement. The Tenant shall not be entitled to exercise the right of assignment contained in the Lease until such time as the Tenant has signed the Lease.

AGENT

7.1 If the name of a licensed real estate agent is recorded on this Agreement it is acknowledged that the lease evidenced by this Agreement has been made through that agent whom the Landlord appoints as the Landlord's agent to effect the Lease. The Landlord shall pay the agent's charges including GST for effecting such Lease.

LIMITATION OF LIABILITY

8.1 If any person enters into this Agreement as trustee of a trust, then:

(1) That person warrants that:

(a) that person has power to enter into this Agreement under the terms of the trust; and

(b) that person has properly signed this Agreement in accordance with the terms of the trust; and

(c) that person has the right to be indemnified from the assets of the trust and that right has not been lost or impaired by any action of that person including entry into this Agreement; and

(d) all of the persons who are trustees of the trust have approved entry into this Agreement.

(2) If that person has no right to or interest in any assets of the trust except in that person's capacity as a trustee of the trust, that person's liability under this Agreement will not be personal and unlimited but will be limited to the actual amount recoverable from the assets of the trust from time to time ("the limited amount"). If the right of that person to be indemnified from the trust assets has been lost or impaired as a result of fraud or gross negligence that person's liability will become personal but limited to the extent of that part of the limited amount which cannot be recovered from any other person.

8.2 Notwithstanding subclause 8.1, a party to this Agreement that is named in item 16 of the First Schedule as a limited liability trustee, that person's liability will not be personal and unlimited but limited in accordance with subclause 8.1(2).

THIRD SCHEDULE

FURTHER TERMS (if any)

See attached

Further Terms

9 Definitions

9.1 In this Agreement unless the context indicates otherwise:

Building means the Landlord's building in which the office premises to be leased pursuant to this Agreement is contained;

Effective Date means 1 May 2018;

Existing Lease means the Deed of Lease dated 6 November 2007 (as varied pursuant to a Deed of Variation of Lease dated 5 March 2009) made between Bendon Properties Limited as landlord and the Tenant as tenant (which is to be further varied pursuant to the Other Agreement);

Existing Premises means the office building and warehouse building currently leased pursuant to the Existing Lease;

Lease means the Deed of Lease to be entered into by the parties pursuant to this Agreement;

Property means the Landlord's property at 8 Airpark Drive, Auckland currently comprised in Computer Freehold Register 120946;

Subdivision has the meaning given to it in clause 10.1 of this Agreement;

Warehouse Agreement means the Agreement to Partially Surrender and Vary Lease between the parties in respect of the Existing Lease.

10 Subdivision

10.1 The Tenant acknowledges that the Landlord intends to subdivide the Property to create a separate computer freehold register for the office building (being 2,705.40m^2 marked as "Prop Lot 2" more or less as shown on the Premises Plan attached as Appendix 1) and a separate computer freehold register for the warehouse building (being 9,162.40m^2 more or less as shown marked as "Prop Lot 1" on the plan attached as Appendix 1) (*Subdivision*). To complete the Subdivision the Landlord may:

(a) Enter the Existing Premises to complete any physical works required by any relevant authority as a condition of the Subdivision consent; and

(b) Register any interests on the computer freehold register for the Property that are required by any relevant authority or deemed necessary by the Landlord (in its sole and absolute discretion).

(c) The Tenant will not be entitled to object to the Landlord's application to obtain the Subdivision consent.

(d) Notwithstanding clause 33.1 of the Existing Lease, the Tenant warrants it will not make any claim on the Landlord for breach of the covenant for quiet enjoyment or otherwise, insofar as any disturbance caused to the Tenant is a result of any works undertaken by the Landlord to complete the Subdivision.

(e) The Tenant will not be entitled to object to the registration of any interests on the computer freehold register for the Property.

11 Landlord's Conditions

11.1 Landlord's Board Approval

This agreement is conditional on the Landlord's board of directors approving the Landlord's entry into this agreement and notifying the Tenant in writing of such approval or otherwise before 5pm on the date which is 25 working days after the date of this agreement. The board's decision will bind the Tenant, and the Tenant will not be entitled to require the Landlord to give reasons for the board's decision.

11.2 Investor Approval

This agreement is conditional on the investors in the Airpark Nominees Joint Venture Scheme approving the Landlord's entry into this agreement and the Landlord notifying the Tenant in writing of such approval or otherwise before 5pm on the date which is 25 working days after the date of this agreement. The investors' decision will bind the Tenant, and the Tenant will not be entitled to require the Landlord to give reasons for the investors' decision.

11.3 Benefit of Landlord's Conditions

The parties acknowledge that the conditions in clauses 11.1 and 11.2 of this agreement are inserted for the sole benefit of the Landlord and may at any time prior to this agreement being avoided, be waived by the Landlord giving written notice of waiver to the Tenant. The satisfaction of the conditions in clauses 11.1 and 11.2 will be at the sole and absolute discretion of the Landlord and the Landlord will not be obliged to provide any reason to the Tenant for the non-satisfaction of any of the conditions.

12 Tenant's Conditions

12.1 Tenant's Board Approval

This agreement is conditional on the Tenant's board of directors approving the Tenant's entry into this agreement and notifying the Landlord in writing of such approval or otherwise before 5pm on the date which is 5 working days after the date of satisfaction of the conditions in clauses 11.1 and 11.2. The board's decision will bind the Landlord, and the Landlord will not be entitled to require the Tenant to give reasons for the board's decision.

12.2 Benefit of Tenant's Conditions

The parties acknowledge that the condition in clause 12.1 of this agreement is inserted for the sole benefit of the Tenant and may at any time prior to this agreement being avoided, be waived by the Tenant giving written notice of waiver to the Landlord. The satisfaction of the condition in clause 12.1 will be at the sole and

absolute discretion of the Tenant and the Tenant will not be obliged to provide any reason to the Landlord for the non-satisfaction of any of the conditions.

13 Conditions not satisfied

13.1 The parties agree that this Agreement is inter-dependent with the Warehouse Agreement and that should either agreement be terminated as a result of non-satisfaction of any of the conditions in the respective agreements, then the other agreement will also be automatically terminated without the need for any notice to be served by either party.

13.2 If any of the conditions in clauses 11.1, 11.2 or 12.1 above are not satisfied or waived by their due date then this Agreement will be voidable at the option of either party (by giving notice in writing to the other party).

13.3 In the event this Agreement is terminated as a result of non-satisfaction of any of the conditions in clauses 11.1, 11.2 or 12.1 then the Existing Lease will remain on foot until its expiry or earlier termination.

14 Make Good

14.1 The Tenant shall not be required to remove and/or reinstate any of the Tenant's fixtures and fittings at the end or earlier termination of the Lease provided that the Tenant shall comply with its obligations under clause 8.1(a) of the Lease.

14.2 For the avoidance of doubt, the waiver given by the Landlord pursuant to clause 14.1 of this Agreement will not apply where the Tenant has failed to comply with the repair and maintenance obligations under clause 8.1(a) of the Lease.

15 Landlord's right to terminate

15.1 The Landlord may, at any time during the term of the Lease, terminate the Lease by giving the Tenant not less than six months' written notice. Termination of the Lease in accordance with this clause will be without prejudice to any antecedent liability on either party.

16 Relocation of the Tenant

16.1 If at any time during the Term of the Lease, the Landlord requires, in its sole and absolute discretion, to relocate the Tenant to a different location within the Building (*New Premises*), then the Landlord will serve written notice of such requirement on the Tenant (such written notice to be served not less than six months' prior to the intended relocation of the Tenant).

16.2 In the event of the Landlord serving notice on the Tenant in accordance with clause 16.1, the Lease will be surrendered and a new lease of the New Premises entered into, such new lease to be prepared by the Landlord's solicitors on identical terms (as far as reasonably practicable) to the terms of the Lease (*Replacement Lease*). Subject to clauses 16.5 and 16.6, the parties agree that the New Premises will be of

a similar size to the premises, include the same number of carparks and will not be materially smaller than the area leased pursuant to the Lease.

16.3 If the Tenant is required to enter into a Replacement Lease the Landlord will at its sole cost;

(a) Construct the shell of an office similar to the current premises within the New Premises, such office to be constructed to a standard and using materials that are of a value and quality as near as reasonably practicable to those used in the Tenant's existing premises; and

(b) Provide an open plan fitout within the New Premises which is reasonably suitable for the Permitted Use. The parties will negotiate in good faith as to the exact specifications of the open plan fitout to be provided by the Landlord during the six month notice period referred to in clause 16.1.

16.4 It will be a condition of commencement under the Replacement Lease that the New Premises has been constructed in accordance with clause 16.3 and to a standard reasonably able to be used by the Tenant for the Permitted Use and either a Certificate of Public Use for the New Premises or any required Code Compliance Certificates for the building works have issued.

16.5 If following the relocation the New Premises is not located immediately adjacent to the area marked as Courtyard 2 on the Premises Plan then the Tenant will no longer be entitled to use Courtyard 2. In such a case the Replacement Lease will be drafted to exclude the Tenant's non-exclusive right to use Courtyard 2 and no compensation for the loss of the use of this area will be payable to the Tenant.

16.6 The Landlord agrees that following any relocation pursuant to this clause 16, the Tenant will either:

(a) Continue to have non-exclusive access to the shared facilities currently used by the Tenant, being the Amenities, Kitchen and Computer Service Room (*Shared Facilities*) within the office building marked as "Prop Lot 2" on the plan attached as Appendix 2; or

(b) In the event that the Landlord decides it is not practical (in its sole and absolute discretion) for the Tenant to continue to have access to the Shared Facilities following any relocation, the Landlord agrees to construct replacement facilities within the New Premises for exclusive use by the Tenant. Any such replacement facilities will be constructed to a standard and using materials that are of a value and quality as near as reasonably practicable to those used in the Shared Facilities. It will be a condition of commencement under the Replacement Lease that either a Certificate of Public Use or any required Code Compliance Certificate for any building works in respect of the replacement facilities have issued.

17 Signage

17.1 For the avoidance of doubt, the Tenant will not be permitted to display signage on the existing signage hoarding as shown generally marked as "Existing Hoarding" on the Premises Plan attached as Appendix 2.

18 Limitation of Liability

18.1 The parties acknowledge that Airpark Nominees Limited is entering into this deed in its capacity as the custodian of Airpark Nominees Joint Venture (Scheme) and not in its personal capacity and accordingly the parties agree, notwithstanding any other provision of this deed, that the liability of Airpark Nominees Limited and Covenant Trustee Services Limited (as the supervisor of the Scheme) will not be personally liable under this deed and that any liability will be limited to any assets of the Scheme from time to time held in its or their hands (as the case may be) that are available at law to meet that liability.

19 Position pending the agreement becoming unconditional

19.1 Notwithstanding the provisions of this Agreement, the Tenant will continue to pay the full amount of the annual rent and operating expenses under the Existing Lease. The Annual Rental payable pursuant to the Lease will only apply in the event this agreement becomes unconditional.

19.2 If this Agreement becomes unconditional then upon completion of the Deed pursuant to clause 20 of this Agreement, the Landlord will reimburse the Tenant the difference in the annual rent and operating expenses paid by the Tenant pursuant to the Existing Lease and the Annual Rent and operating expenses payable pursuant to this Agreement (for the period from the Effective Date to the date this Agreement becomes unconditional).

20 Rental Security:

20.1 On the date this Agreement becomes unconditional (and as an essential term of completion of the leasing arrangements recorded in this Agreement) the Tenant shall pay to the Landlord's solicitor a sum equal to $71,465.26 including GST to be held in accordance with the terms of the stakeholder deed attached as Schedule 3.

21 Deed of Lease

21.1 Subject to this Agreement becoming unconditional, the parties agree to enter into a Deed of Lease (*Deed*) (to be prepared by the Landlord's solicitor using the current version of the ADLS Deed of Lease) to record the terms of this Agreement, including:

(a) The First Schedule of this Agreement;

(b) Clauses 14, 15, 16, 17 and 18 of these Further Terms.

21.2 From the Effective Date until the Tenant has signed and delivered the Deed to the Landlord the Tenant will be bound by the terms and conditions contained in the Deed as if the Tenant had already signed the Deed.

22 **Costs**

Each party will pay its own costs of and incidental to the preparation and completion of this Agreement, and any other related disbursements.

23 **Electronic Delivery Allowed**

Without limiting any other mode of delivery, the parties agree to allow delivery of this deed by transmission, in electronic form by any means of electronic communication (including facsimile or email of a scanned copy) of an original of this deed executed by a party, to the other party or its solicitors.

EXECUTED AND DELIVERED AS A DEED

Executed by **Airpark Nominees Limited as custodian of Airpark Nominees Joint Venture** by its directors / in the presence of:

Witness signature

Louise Connell

Print Name

Solicitor

Occupation

Auckland

Address

~~Director~~/authorised signatory

BEN HARDING

Print Name

~~Director~~/authorised signatory

JOEL LINDSEY

Print Name

Executed by **Bendon Limited** as Lessee by its directors / in the presence of:

Witness signature

JORDAN McCORMACK

Print Name

OFFICE MANAGER

Occupation

Building 7C, 2 Huntley St Alexandria NSW 2015

Address

Director/authorised signatory

JUSTIN DAVIS-RICE

Print Name

Director/authorised signatory

Print Name

APPENDIX 1

SUBDIVISION PLAN


DRAFT
EX VEHICLE CROSSING FOR TRUCKS
MONTGOMERY ROAD
EX EASEMENT FOR TRANSFORMER
PROP EASEMENT FOR ELECTRICITY SUPPLY
STORMWATER WETLAND UNDER CONSTRUCTION
PROPOSED VEHICLE CROSSING FOR LIGHT VEHICLES
PROP EASEMENT FOR ELECTRICITY SUPPLY
EX EASEMENT FOR VECTOR POWER TRANSMISSION
PROP SIGNAGE EASEMENT
PROP LOT 1
PROP EASEMENT FOR SW AND WW DRAINAGE
PROP LOT 2
GEORGE BOLT MEMORIAL DRIVE (SH-20A)
PROP PARTY WALL EASEMENT
PROP EASEMENT FOR SW DRAINAGE
AIRPARK DRIVE
EX VEHICLE CROSSING TO REMAIN
PROP EASEMENT FOR ACCESS
EX EASEMENT
EX BOY
EX EASEMENT
PROP BOY
PROP EASEMENT
EX WW PUBLIC
EX WW PRIVATE
EX SW PUBLIC
EX SW PRIVATE
EX WATERMAIN
EX POWER
EX BUILDING
ACCESS EASEMENT
STORAGE EASEMENT
Maven Associates
8 AIRPARK DRIVE
MANGERE
SUBDIVISION
FOR
AUGUSTA FUNDS LTD
PROPOSED
CONCEPT
PLAN
117005
1:750 @ A3
C100
A

APPENDIX 2

PREMISES PLAN



DRAFT
EX VEHICLE CROSSING FOR TRUCKS
EX EASEMENT FOR TRANSFORMER
MONTGOMERY ROAD
PROP EASEMENT FOR ELECTRICITY SUPPLY
TURNING HEAD UNDER CONSTRUCTION
STORMWATER WETLAND UNDER CONSTRUCTION
PROPOSED VEHICLE CROSSING FOR LIGHT VEHICLES
PROP EASEMENT FOR ELECTRICITY SUPPLY
EX EASEMENT FOR VECTOR POWER TRANSMISSION
PROP LOT 1
PROP EASEMENT FOR SW AND WW DRAINAGE
PROP LOT 2
PROP PARTY WALL EASEMENT
GEORGE BOLT MEMORIAL DRIVE (SH-20A)
PROP EASEMENT FOR SW DRAINAGE
AIRPARK DRIVE
EX VEHICLE CROSSING TO REMAIN
PROP EASEMENT FOR ACCESS
EX EASEMENT
EX BDY
EX EASEMENT
PROP BDY
PROP EASEMENT
EX WW PUBLIC
EX WW PRIVATE
EX SW PUBLIC
EX SW PRIVATE
EX WATERMAIN
EX POWER
EX BUILDING
ACCESS EASEMENT
Existing Signage
MAVEN
Maven Associates
8 AIRPARK DRIVE
MANGERE
SUBDIVISION
FOR
AUGUSTA FUNDS LTD
PROPOSED
CONCEPT
PLAN
117005
1:720 @ A3
C100
A

APPENDIX 3

STAKEHOLDER DEED

CHAPMAN TRIPP

Stakeholder Deed - Lease Security Deposit

Chapman Tripp (Stakeholder)

Airpark Nominees Limited (Lessor)

Bendon Limited (Lessee)

STAKEHOLDER DEED - LEASE SECURITY DEPOSIT

PARTIES

Chapman Tripp (*Stakeholder*)

Airpark Nominees Limited (*Lessor*)

Bendon Limited (*Lessee*)

BACKGROUND

A By a deed of lease dated 6 November 2007 (as varied pursuant to a Deed of Variation of Lease dated 5 March 2009) made between Bendon Properties Limited as landlord and Bendon Limited as tenant, the Lessor leases the premises to the Lessee (*Lease*).

B By an agreement to partially surrender and variation of lease dated on or about the date of this deed (*Agreement*) the parties agreed to partially surrender the premises leased pursuant to the Lease and to vary the terms of the Lease.

C The Lessee has paid a deposit in the sum of $71,465.26 including GST to the Stakeholder in accordance with clause 19.1 of the Agreement (*Security Deposit*).

D The Lessor and Lessee and the Stakeholder have agreed to record the terms of the Security Deposit in this deed.

BY THIS DEED the parties agree as follows:

1 **DEFINITIONS**

1.1 **Defined terms**
Unless expressly stated to the contrary any defined term in this deed shall have the same meaning as is given to such term under the Lease.

1 **SECURITY DEPOSIT**

Security Deposit

1.1 The parties acknowledge that the Lessee has paid the Security Deposit to the Stakeholder in accordance with clause 19.1 of the Agreement.

1.2 In accordance with clause 19.1 of the Agreement, the Lessor and Lessee agree that the Security Deposit shall be dealt with in accordance with the terms of this deed.

Instruction to Stakeholder

1.3 In executing this deed, the Lessee instructs the Stakeholder to hold and disburse the Security Deposit in strict accordance with the terms of this deed. The Lessee acknowledges that such instruction is irrevocable while this deed remains in force.

Security Account

1.4 The Stakeholder shall hold the Security Deposit including any further amounts paid to the Stakeholder pursuant to the Lease (as varied by the Agreement) and all interest earned thereon (less withholding tax and any other properly deductible,

payable or paid tax or levy and less any fees deducted by any bank) in an interest bearing trust account with a registered New Zealand bank in the name of the Stakeholder (*Security Account*).

Stakeholder to pay

1.5 The Lessor shall be entitled, without prior notice to the Lessee, to a payment out of the Security Account in an amount equal to any loss or damage sustained by the Lessor as a result of a default by the Lessee under the Lease (as varied by the Agreement). The Lessor and Lessee hereby irrevocably instruct the Stakeholder to pay to the Lessor from the Security Account such sums as may be claimed by the Lessor without the need for the Stakeholder to make any further enquiries and notwithstanding that the Lessee disputes the Lessor's right to make a claim or the claimed amount. The Lessor shall notify the Lessee following any such payment.

Release upon expiry

1.6 The Stakeholder shall, within 20 Working Days of receipt of written notice from the Lessee of expiry of the Lease (as varied by the Agreement), pay to the Lessee the funds in the Security Account, less any amounts which the Lessor is entitled to have paid to it pursuant to clause 1.5 of this deed.

Transfer upon sale

1.7 In the event that the Lessor transfers its interest in the premises to another person (*Purchaser*) the Stakeholder shall within 20 Working Days of receipt of written notice of the sale transfer the Security Deposit in the Security Account (less any amount which the Lessor is then entitled to have paid to it pursuant to clause 1.5 of this deed) to the Purchaser's solicitor. The Lessor will notify the Lessee of the transfer as soon as possible and upon the transfer of the Security Deposit will have no further liability in respect of the Security Deposit.

No Amendment to Undertaking

1.8 Any alterations to the Lease, or any extensions of time, or any other forbearance by the Lessor or the Lessee will not affect the Stakeholder's obligations under this deed.

Deductions

1.9 The Lessor and Lessee irrevocably authorise the Stakeholder to deduct and pay from the Security Account any withholding or other taxes, bank charges and reasonable administration fees in respect of the Security Account (*Deductions*).

Interest

1.10 Net interest (less any Deductions) earned on the Security Deposit will form part of the Security Deposit and will be paid out and/or released in accordance with the terms of this deed.

Limitation of Stakeholder's Liability

1.11 The Stakeholder's liability under this deed will be limited to the amount of the Security Deposit.

1.12 The Stakeholder will not be liable to any party by reason of any delay in investing the Security Deposit or any part of it or any failure on the part of the bank, or any Deductions paid to the bank for handling the Security Deposit.

No other variation

1.13 Except as varied by this deed, the Lease shall remain in full force and effect.

Limitation of Liability

1.14 The parties acknowledge that Airpark Nominees Limited is entering into this deed in its capacity as the custodian of Airpark Nominees Joint Venture (Scheme) and not in its personal capacity and accordingly the parties agree, notwithstanding any other provision of this deed, that Airpark Nominees Limited and Covenant Trustee Services Limited (as the supervisor of the Scheme) will not be personally liable under this deed and that any liability will be limited to any assets of the Scheme from time to time held in its or their hands (as the case may be) that are available at law to meet that liability.

2 GOVERNING LAW

2.1 This deed shall be governed by and construed in accordance with New Zealand laws.

FOURTH SCHEDULE

LANDLORD'S FIXTURES, FITTINGS AND CHATTELS (if any)

(Subclause 4.2)

FIFTH EDITION 2012 (4)

DATED ____________________

BETWEEN

Landlord ____________________

Ph ____________________

Fax ____________________

Email ____________________

AND

Tenant ____________________

Ph ____________________

Fax ____________________

Email ____________________

AGREEMENT TO LEASE

© This form is copyright to
Auckland District Law Society Inc

General address of the premises:

____

Landlord's lawyer (indicate individual acting)

____

Tenant's lawyer (indicate individual acting)

Deposit paid to ____________________

Amount: $ ____________________

Date paid ____________________

LEASE NEGOTIATED BY:

Licensed Real Estate Agent

Office ____________________

Address ____________________

____

Telephone ____________________

Manager ____________________

Salesperson ____________________

© AUCKLAND DISTRICT LAW SOCIETY INC 2017
REF 4010